Exhibit 99.1

Ideal Power Reports Second Quarter 2020 Financial Results

Continued Progress through Phase Two of B-TRAN™ Commercialization Plan

AUSTIN, TX – August 13, 2020 -- Ideal Power Inc. (Nasdaq: IPWR), pioneering the development and commercialization of highly efficient and broadly patented B-TRAN™ bi-directional power switches, reported results for its second quarter ended June 30, 2020.

“During the second quarter of 2020, we significantly advanced Phase Two of our B-TRAN™ commercialization plan, which entails the fabrication of parts and the delivery of samples to potential partners for evaluation," said Dan Brdar, President and Chief Executive Officer of Ideal Power. "We signed a $1.2 million contract to partner with Diversified Technologies (“DTI”), a developer and marketer of high voltage, high power pulse modulators, DC power supplies, and control systems for the U.S. Departments of Energy and Defense and other prestigious customers, to develop and demonstrate B-TRAN™ enabled high efficiency 12kV medium voltage direct current circuit breakers for the U.S. Navy as part of their ship electrification program, our first award for a government-funded technology project. We also made strong progress on our engineering sampling program, completing the fabrication qualification process as well as another B-TRAN™ run with Teledyne, our domestic semiconductor fabrication partner, and are preparing for dies to be packaged for internal testing and characterization. Overall, we are tracking to plan and are focused for the remainder of the year on completing a first run of packaged B-TRAN™ devices under our DTI partnership and on putting engineering prototype samples packaged with a driver into potential customers’ hands.”

Key Recent Operational Highlights

•	Signed a $1.2 million contract to partner with Diversified Technologies, Inc. (DTI) /a developer and marketer of high voltage, high power pulse modulators, DC power supplies, and control systems for the U.S. Departments of Energy and Defense, leading universities, and private sector companies, on the demonstration of B-TRAN™ enabled high efficiency direct current circuit breakers. This contract is part of a two-year, $3.0 million contract awarded to DTI by United States Naval Sea Systems Command (“NAVSEA”) to support its ship electrification program. Ideal Power kicked off its part of the program in late June.
•	Completed the fabrication qualification process with Teledyne, the Company’s domestic semiconductor fabrication partner. The dies produced during this process will be packaged and utilized for internal testing and characterization.
•	Released next-generation parts to Teledyne for fabrication under the NAVSEA program and potential early customer samples.
•	In collaboration with University of Texas at Austin’s Microelectronic Research Center, began design of a new current source driver to be used in our engineering prototype sampling program.
•	B-TRAN™ Patent Estate: Currently have 56 issued B-TRAN™ patents with 20 of those issued outside of the United States and 27 pending B-TRAN™ patents. Current geographic coverage includes North America, China, Japan and Europe, with potential to expand coverage into South Korea and India.
•	In August, Ideal Power raised an estimated $2.5 million in net proceeds from an early warrant exercise transaction with certain of the Company’s Series A warrant holders, in which Series A warrant holders were issued new Series C warrants to purchase up to an aggregate of 705,688 shares of the Company’s common stock at an exercise price of $8.90 per share, through a private placement, as an incentive for such Series A warrant holders to exercise their Series A warrants early. The transaction strengthened the Company’s cash position and enabled an orderly exercise of warrants for holders.

Second Quarter 2020 Financial Results

•	Research and development expenses in the second quarter of 2020 were $0.3 million, flat compared to $0.3 million in the second quarter of 2019.
•	General and administrative expenses in the second quarter of 2020 were $0.5 million compared to $0.6 million in the second quarter of 2019. The decrease was due to lower legal fees and facilities costs.
•	Net loss in the second quarter of 2020 was $0.8 million compared to $1.3 million in the second quarter of 2019. The decrease in net loss was due to the sale of the PPSA™ operations in September 2019 and lower general and administrative expenses. The second quarter of 2019 included a $0.3 million loss from discontinued operations.
•	Cash used in operating activities for the first six months of 2020 was $1.5 million compared to $1.8 million in the first six months of 2019. Cash flows from operating activities in the six months of 2019 included $0.5 million of cash used in discontinued operations.
•	Cash and cash equivalents totaled $1.8 million as of June 30, 2020. Subsequent to June 30, 2020, the Company raised an estimated $2.5 million in net proceeds from an early warrant exercise transaction.
•	Long-term debt outstanding was $0.1 million relating to a Payroll Protection Program loan received in the second quarter of 2020 to temporarily subsidize payroll and facilities costs in a business landscape impacted by the COVID-19 pandemic.

Second Quarter 2020 Conference Call Details

Ideal Power CEO and President Dan Brdar and CFO Tim Burns will host the conference call, followed by a question and answer period.

To access the call, please use the following information:

Date:	Thursday, August 13, 2020
Time:	4:30 p.m. EST, 1:30 p.m. PST
Toll-free dial-in number:	1- 866-248-8441
International dial-in number:	1-323-347-3612
Conference ID:	8018042

Please call the conference telephone number 5 to 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact LHA Investor Relations at 1-212-838-3777.

The conference call will be broadcast live and available for replay at http://public.viavid.com/player/index.php?id=140862 and via the investor relations section of the Company’s website at www.IdealPower.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time on August 13, 2020 through September 13, 2020.

Toll Free Replay Number:	1-844-512-2921
International Replay Number:	1-412-317-6671
Replay ID:	8018042

About Ideal Power Inc.

Ideal Power (NASDAQ: IPWR) is pioneering the development of its broadly patented bi-directional power switches, creating highly efficient and ecofriendly energy control solutions for industrial, alternative energy, military and automotive applications. The Company is focused on its patented Bi-directional, Bi-polar Junction Transistor (B-TRAN™) semiconductor technology. B-TRAN™ is a unique double-sided bi-directional AC switch able to deliver substantial performance improvements over today's conventional power semiconductors. Ideal Power believes B-TRAN™ modules will reduce conduction and switching losses, complexity of thermal management and operating cost in medium voltage AC power switching and control circuitry. For more information, visit www.IdealPower.com.

Safe Harbor Statement
All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While Ideal Power’s management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the impact of COVID-19 on our business, financial condition and results of operations, the success of our B-TRAN™ technology, including the success of of our contract with DTI, whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents and our inability to predict with precision or certainty the pace of development and commercialization of our B-TRAN™ technology, our ability to secure additional financing on commercially reasonable terms, or at all, especially in light of the market volatility uncertainty as a result of the COVID-19 pandemic and uncertainties set forth in our quarterly, annual and other reports filed with the Securities and Exchange Commission. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Ideal Power Investor Relations Contact:
LHA Investor Relations

Carolyn Capaccio, CFA; Keith Fetter

T: 212-838-3777

IdealPowerIR@lhai.com

IDEAL POWER INC.

Balance Sheets

	June 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,793,582	$3,057,682
Prepayments and other current assets	223,838	248,148
Total current assets	2,017,420	3,305,830

Property and equipment, net	46,078	47,302
Intangible assets, net	1,594,085	1,634,378
Right of use asset	171,849	260,310
Other assets	–	17,920
Total assets	$3,829,432	$5,265,740

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$47,333	$182,956
Accrued expenses	327,328	319,135
Current portion of lease liability	176,989	183,119
Total current liabilities	551,650	685,210

Long-term debt	96,407	–
Long-term lease liability	–	82,055
Other long-term liabilities	603,917	609,242
Total liabilities	1,251,974	1,376,507

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value; 50,000,000 shares authorized; 2,353,306 shares issued and 2,351,985 shares outstanding at June 30, 2020, and 2,101,272 shares issued and 2,099,951 shares outstanding at December 31, 2019, respectively	2,353	2,101
Additional paid-in capital	71,693,988	71,242,256
Treasury stock, at cost, 1,321 shares at June 30, 2020 and December 31, 2019	(13,210)	(13,210)
Accumulated deficit	(69,105,673)	(67,341,914)
Total stockholders’ equity	2,577,458	3,889,233
Total liabilities and stockholders’ equity	$3,829,432	$5,265,740

IDEAL POWER INC.

Statements of Operations

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Grant revenue	$6,515	$–	$6,515	$–
Cost of grant revenue	6,515	–	6,515	–
Gross profit	–	–	–	–

Operating expenses:
Research and development	316,325	335,752	666,989	553,968
General and administrative	515,878	580,663	1,095,648	1,049,053
Total operating expenses	832,203	916,415	1,762,637	1,603,021

Loss from continuing operations before interest	(832,203)	(916,415)	(1,762,637)	(1,603,021)
Interest (income) expense, net	1,055	(6,809)	1,122	309
Loss from continuing operations	(833,258)	(909,606)	(1,763,759)	(1,603,330)
Loss from discontinued operations	–	(342,076)	–	(689,251)
Net loss	$(833,258)	$(1,251,682)	$(1,763,759)	$(2,292,581)

Loss from continuing operations per share – basic and fully diluted	$(0.28)	$(0.62)	$(0.59)	$(1.10)
Loss from discontinued operations per share – basic and fully diluted	–	(0.23)	–	(0.48)
Net loss per share – basic and fully diluted	$(0.28)	$(0.85)	$(0.59)	$(1.58)

Weighted average number of shares outstanding – basic and fully diluted	2,998,350	1,474,001	2,983,372	1,453,648

IDEAL POWER INC.

Statements of Cash Flows

(unaudited)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Loss from continuing operations	$(1,763,759)	$(1,603,330)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	57,248	56,497
Write-off of capitalized patents	18,235	–
Stock-based compensation	226,168	140,190
Stock issued for services	50,000	–
Decrease in operating assets:
Prepayments and other current assets	42,230	112,347
Increase (decrease) in operating liabilities:
Accounts payable	(135,623)	2,836
Accrued expenses	3,144	(7,588)
Net cash used in operating activities	(1,502,357)	(1,299,048)
Net cash used in operating activities – discontinued operations	–	(465,328)

Cash flows from investing activities:
Purchase of property and equipment	(10,678)	(1,194)
Acquisition of intangible assets	(23.288)	(54,710)
Net cash used in investing activities	(33,966)	(55,904)

Cash flows from financing activities:
Proceeds from loans	96,407	–
Proceeds from the exercise of warrants	175,816	–
Net cash provided by financing activities	272,223	–

Net decrease in cash and cash equivalents – continuing operations	(1,264,100)	(1,354,952)
Net decrease in cash and cash equivalents – discontinued operations	–	(465,328)
Cash and cash equivalents at beginning of period	3,057,682	3,258,077
Cash and cash equivalents at end of period	$1,793,582	$1,437,797

IDEAL POWER INC.

Statement of Stockholders’ Equity

For the Three-Month Periods during the Six Months Ended June 30, 2020 and 2019

(unaudited)

	Common Stock		Preferred Stock		Additional Paid-In Capital	Treasury Stock		Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount		Shares	Amount
Balances at December 31, 2018	1,404,479	$1,404	1,518,430	$1,518	$68,022,484	1,321	$(13,210)	$(63,414,252)	$4,597,944
Conversion of preferred stock to common stock	70,843	71	(708,430)	(708)	637	—	—	—	—
Stock-based compensation	—	—	—	—	(25,814)	—	—	—	(25,814)
Net loss for the three months ended March 31, 2019	—	—	—	—	—	—	—	(1,040,899)	(1,040,899)
Balances at March 31, 2019	1,475,322	$1,475	810,000	$810	$67,997,307	1,321	$(13,210)	$(64,455,151)	$3,531,231
Stock-based compensation	—	—	—	—	101,843	—	—	—	101,843
Net loss for the three months ended June 30, 2019	—	—	—	—	—	—	—	(1,251,682)	(1,251,682)
Balances at June 30, 2019	1,475,322	$1,475	810,000	$810	$68,099,150	1,321	$(13,210)	$(65,706,833)	$2,381,392

Balances at December 31, 2019	2,101,272	$2,101	—	$—	$71,242,256	1,321	$(13,210)	$(67,341,914)	$3,889,233
Stock-based compensation	—	—	—	—	116,497	—	—	—	116,497
Net loss for the three months ended March 31, 2020	—	—	—	—	—	—	—	(930,501)	(930,501)
Balances at March 31, 2020	2,101,272	$2,101	—	$—	$71,358,753	1,321	$(13,210)	$(68,272,415)	$3,075,229
Stock-based compensation	—	—	—	—	109,671	—	—	—	109,671
Stock issued for services	26,316	26	—	—	49,974	—	—	—	50,000
Exercise of warrants	225,718	226	—	—	175,590	—	—	—	175,816
Net loss for the three months ended June 30, 2020	—	—	—	—	—	—	—	(833,258)	(833,258)
Balances at June 30, 2020	2,353,306	$2,353	—	$—	$71,693,988	1,321	$(13,210)	$(69,105,673)	$2,577,458